Exhibit 99.1


                WellPoint Reports 2003 Fourth Quarter
                 Earnings of $1.73 Per Diluted Share

   THOUSAND OAKS, Calif.--(BUSINESS WIRE)--Jan. 28, 2004--WellPoint Health Networks Inc. (NYSE:WLP) today announced that net income for the quarter ended December 31, 2003 was $271.5 million, or $1.73 per diluted share. Net income for the fourth quarter of 2002 was $180.0 million, or $1.18 per diluted share.
   Net income for the year ended December 31, 2003 was $935.2 million, or $6.16 per diluted share. Net income for the year ended December 31, 2002 was $703.1 million, or $4.67 per diluted share. Net income for 2002 included extraordinary gains of $8.9 million, or $0.06 per diluted share, which were previously discussed in WellPoint's 2002 second and third quarter earnings releases.
   Medical membership was 15.0 million at the end of 2003 compared with 13.8 million at the end of 2002. The increase in membership was the result of the acquisition of Cobalt Corporation on September 24, 2003, strong sales in WellPoint's key geographies, primarily California and Georgia, and growth in "host" members served through BlueCard -- the Blue Cross Blue Shield Association national program. WellPoint has revised its counting methodology for medical membership to now include such "host" members in its membership totals. The medical membership table attached to this press release shows the effect of this change in methodology on each quarterly period during 2002 and 2003.
   Specialty membership was 45.6 million at the end of 2003 reflecting strong growth during the fourth quarter in WellPoint's pharmacy benefit management company. Year over year, other specialty membership increased by 1.3 million members resulting from two acquisitions -- Golden West Dental & Vision in June 2003 and Cobalt Corporation in September 2003.

   Highlights from the fourth quarter of 2003 include:

   -- Revenues exceeded $5.5 billion, up 21 percent from the fourth quarter of 2002

   -- Operating cash flow of $674 million significantly exceeded net income

   -- WellPoint and Anthem, Inc. signed a definitive agreement to merge on October 26, 2003

   "WellPoint's continued success is driven by our ability to offer a broad array of innovative, choice-based products that are priced right," said Leonard D. Schaeffer, WellPoint's chairman and chief executive officer. "We are also using technology to enhance our products, customer service and relationships with physicians and hospitals. We recently announced a technology initiative that will provide about 19,000 contracted network physicians with new technologies designed to enhance patient care, reduce administrative costs and improve physician communications with patients, pharmacists and health plans."
   "WellPoint's continued focus on its business process resulted in another strong quarter," said David C. Colby, WellPoint's chief financial officer. "WellPoint's strong operating cash flow of $674 million during the fourth quarter allowed us to reduce the Company's debt-to-total capital ratio from 20.4 percent at the end of the third quarter 2003 to 18.6 percent at year-end. This strong cash flow well positions the Company for the proposed merger with Anthem, Inc., which is expected to close in mid-2004."
   A live web cast of WellPoint's earnings conference call, which is scheduled to begin at noon Eastern time on Thursday, January 29, 2004, can be accessed on the Internet at www.wellpoint.com. The conference call can be accessed by dialing 888-285-8004 and referencing "WellPoint's Earnings Call" approximately 10 minutes prior to the start of the call. International participants can access the call by dialing 706-643-1656 and referencing "WellPoint's Earnings Call." A replay of the call will be available after 2:30 p.m. Eastern time on January 29, 2004, until the end of the day on February 5, 2004. To access the replay, dial 800-642-1687 (International: 706-645-9291), and enter pass code 4816338. Information required to be presented with respect to non-GAAP financial measures as defined in the SEC rules will be available at least 10 minutes prior to the start of the call on the Company's website by clicking first on "Investor Info" and then on "Supplementary Financial Info."
   WellPoint Health Networks Inc. serves the health care needs of more than 15 million medical members and approximately 46 million specialty members nationwide through Blue Cross of California, Blue Cross and Blue Shield of Georgia, Blue Cross and Blue Shield of Missouri, Blue Cross and Blue Shield of Wisconsin, HealthLink and UNICARE. Visit WellPoint on the web at www.wellpoint.com. Blue Cross of California, Blue Cross and Blue Shield of Georgia, Blue Cross and Blue Shield of Missouri, and Blue Cross Blue Shield of Wisconsin are independent licensees of the Blue Cross and Blue Shield Association.

   Cautionary Statement: Certain statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results could differ materially due to, among other things, operational and other difficulties associated with integrating acquired business, general business conditions, competition among managed care companies, rising health care costs, trends in medical care ratios, health care reform, delay in receipt of regulatory and other approvals for pending transactions and other regulatory issues. Additional risk factors are listed from time to time in WellPoint's various SEC reports, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2002.

WELLPOINT
======================================================================
Medical Membership (a)(b)(c)(d)

                     December 31,                        September 30,
                ----------------------- Percent Increase/
                   2003 (e)    2002 (f) Change  (Decrease)    2003 (e)
                ----------- ----------- ------- ---------- -----------
California
  Large Group    4,839,435   4,715,458     2.6%   123,977   4,782,677
  Individual
   and Small
   Group         1,638,189   1,617,776     1.3%    20,413   1,613,065
  Senior           250,026     244,790     2.1%     5,236     250,760
                ----------- -----------         ---------- -----------
   Total
    California   6,727,650   6,578,024     2.3%   149,626   6,646,502
                ----------- -----------         ---------- -----------

Georgia
  Large Group    1,614,427   1,605,267     0.6%     9,160   1,620,886
  Individual
   and Small
   Group           497,233     425,953    16.7%    71,280     480,572
  Senior            68,525      69,250    -1.0%      (725)     69,205
                ----------- -----------         ---------- -----------
   Total
    Georgia      2,180,185   2,100,470     3.8%    79,715   2,170,663
                ----------- -----------         ---------- -----------

Central Region (g)
 Missouri
  Large Group    1,128,246   1,241,317    -9.1%  (113,071)  1,244,375
  Individual
   and Small
   Group           242,259     229,365     5.6%    12,894     242,888
  Senior            40,804      42,256    -3.4%    (1,452)     41,080
                ----------- -----------         ---------- -----------
   Total
    Missouri     1,411,309   1,512,938    -6.7%  (101,629)  1,528,343
                ----------- -----------         ---------- -----------

 Illinois
  Large Group      577,768     629,118    -8.2%   (51,350)    608,459
  Individual
   and Small
   Group           123,956     120,114     3.2%     3,842     119,298
  Senior            13,308      12,499     6.5%       809      12,936
                ----------- -----------         ---------- -----------
   Total
    Illinois       715,032     761,731    -6.1%   (46,699)    740,693
                ----------- -----------         ---------- -----------

 Texas
  Large Group      293,570     359,599   -18.4%   (66,029)    288,259
  Individual
   and Small
   Group           199,786     188,874     5.8%    10,912     199,994
  Senior             6,843         520     N/A      6,323       4,733
                ----------- -----------         ---------- -----------
   Total Texas     500,199     548,993    -8.9%   (48,794)    492,986
                ----------- -----------         ---------- -----------

 Other States
  Large Group    1,749,853   1,579,216    10.8%   170,637   1,729,667
  Individual
   and Small
   Group           104,102      95,814     8.7%     8,288     103,226
  Senior            30,937      24,054    28.6%     6,883      29,536
                ----------- -----------         ---------- -----------
   Total Other
    States       1,884,892   1,699,084    10.9%   185,808   1,862,429
                ----------- -----------         ---------- -----------

Wisconsin
  Large Group      429,309      21,114     N/A    408,195     429,806
  Individual
   and Small
   Group           106,837         919     N/A    105,918     108,194
  Senior            53,736          66     N/A     53,670      53,048
                ----------- -----------         ---------- -----------
   Total
    Wisconsin      589,882      22,099     N/A    567,783     591,048
                ----------- -----------         ---------- -----------

Total Medical
 Members
 Excluding
 BlueCard Host
 Members        14,009,149  13,223,339     5.9%   785,810  14,032,664

Total BlueCard
 Host Members
 (h)             1,002,113     587,272    70.6%   414,841   1,009,900
                ----------- -----------         ---------- -----------
Total Medical
 Membership     15,011,262  13,810,611     8.7% 1,200,651  15,042,564
                =========== ===========         ========== ===========


                     December 31,                        September 30,
                ----------------------- Percent Increase/
                   2003 (e)    2002 (f) Change  (Decrease)    2003 (e)
                ----------- ----------- ------- ---------- -----------
ASO Membership (i)
  California     1,642,354   1,517,382     8.2%   124,972   1,614,235
  Georgia          833,409     865,723    -3.7%   (32,314)    831,464
  Central
   Region (g)    2,578,564   2,653,762    -2.8%   (75,198)  2,705,333
  Wisconsin        167,612      13,004     N/A    154,608     165,249
  BlueCard Host
   Members       1,002,113     587,272    70.6%   414,841   1,009,900
                ----------- -----------         ---------- -----------
Total ASO
 Membership      6,224,052   5,637,143    10.4%   586,909   6,326,181
                ----------- -----------         ---------- -----------

Risk Membership
  California     5,085,296   5,060,642     0.5%    24,654   5,032,267
  Georgia        1,346,776   1,234,747     9.1%   112,029   1,339,199
  Central
   Region        1,932,868   1,868,984     3.4%    63,884   1,919,118
  Wisconsin        422,270       9,095     N/A    413,175     425,799
                ----------- -----------         ---------- -----------
Total Risk
 Membership      8,787,210   8,173,468     7.5%   613,742   8,716,383
                ----------- -----------         ---------- -----------

Total Medical
 Membership     15,011,262  13,810,611     8.7% 1,200,651  15,042,564
                =========== ===========         ========== ===========


State-Sponsored Programs (j)

                     December 31,                        September 30,
                ----------------------- Percent Increase/
                   2003        2002     Change  (Decrease)    2003
                ----------- ----------- ------- ---------- -----------
  Medi-
   Cal/Medicaid
    California     844,540     836,065     1.0%     8,475     839,674
    Virginia        49,358      38,552    28.0%    10,806      46,336
    Puerto Rico    265,541     288,151    -7.8%   (22,610)    265,614
    Other          104,541      69,719    49.9%    34,822     101,567
                ----------- -----------         ---------- -----------
  Total          1,263,980   1,232,487     2.6%    31,493   1,253,191

  Healthy
   Families        279,572     255,211     9.5%    24,361     271,095

  MRMIP / AIM /
   IHRP             12,817      17,833   -28.1%    (5,016)     12,094

  California
   Kids             14,598      18,567   -21.4%    (3,969)     16,373
                ----------- -----------         ---------- -----------
  Total          1,570,967   1,524,098     3.1%    46,869   1,552,753
                =========== ===========         ========== ===========

(a) Membership numbers are approximate and include some estimates based upon the number of contracts at the relevant date and an actuarial estimate of the number of members represented by the contract.

(b) Classification between states for employer groups is determined by the zip code of the subscriber.

(c) Medical membership includes management services and network services members, which are primarily included in the Large Group for each respective state.

(d) Senior membership includes members covered under both Medicare risk and Medicare supplement products.

(e) Medical members as of December 31, 2003 and September 30, 2003, excluding BlueCard Host members, include 682,613 and 675,048 medical members, respectively, from the Cobalt acquisition.

(f) Membership numbers as of December 31, 2002 have been reclassified to reflect the zip code of the subscriber of HealthLink's commercial insurer accounts. These members were previously included in the commercial insurers' state of domicile. As of December 31, 2002, Missouri and Illinois members would have been higher by 111,239 and 23,246, respectively, while California, Georgia, Texas and Other States would have been lower by 1,450, 420, 8,728, and 123,887, respectively.

(g) Central Region - Large Group membership includes network access services members, primarily from HealthLink, of 1,246,775, 1,471,639 and 1,395,231 as of December 31, 2003, December 31, 2002
    and September 30, 2003, respectively. As of December 31, 2003, the Company revised its methodology of calculating the number of medical members represented by each subscriber contract within the Company's rental networks and a Missouri joint venture. The weighted average factor changed from approximately 2.4 members to
    2.1 members per subscriber. The impact of this change as of quarter end for the years ended December 31, 2002 and 2003 is to reduce membership as follows:

       As of           Illinois     Missouri   Other States    Total
-------------------- ------------ ------------ -------------  --------
      March 31, 2002      39,207      122,833        16,680   178,720
       June 30, 2002      38,659      120,425        16,446   175,530
  September 30, 2002      38,217      120,492        16,258   174,967
   December 31, 2002      38,312      119,827        16,298   174,437
      March 31, 2003      35,999      111,008        15,314   162,321
       June 30, 2003      35,083      108,097        14,925   158,105
  September 30, 2003      34,990      104,614        14,885   154,489
   December 31, 2003      34,377      103,013        14,624   152,014

(h) The Company has revised its medical membership counting methodology to include estimated "host" members using the national BlueCard program. Host members are generally members who reside in a state in which a WellPoint subsidiary is the Blue Cross and/or Blue Shield licensee and who are covered under an employer-sponsored health plan issued by a non-WellPoint controlled Blue Cross Blue Shield licensee. Host members are computed using, among other things, an estimate of the average number of BlueCard claims received per member per month. Total BlueCard host members as of quarter end for the years ended December 31, 2002 and 2003 were as follows:

          As of                    BlueCard
--------------------------      --------------
            March 31, 2002            567,695
             June 30, 2002            539,970
        September 30, 2002            589,188
         December 31, 2002            587,272
            March 31, 2003            748,490
             June 30, 2003            743,897
        September 30, 2003          1,009,900
         December 31, 2003          1,002,113

(i) ASO membership represents members for which the Company provides administrative services only and does not assume full insurance risk.

(j) Medi-Cal (the California Medicaid program) membership is included in California - Large Group. Medicaid membership for Virginia, Puerto Rico and Other are included in Other States - Large Group. Healthy Families, MRMIP (Major Risk Medical Insurance Program) / AIM (Access for Infants and Mothers) / IHRP (Interim High Risk Program) and California Kids membership are included in California
    - Large Group.

Specialty          December 31,                          September 30,
 Membership  ------------------------ Percent  Increase/
                 2003 (A)       2002  Change  (Decrease)      2003 (A)
             ------------ ----------- ------- ----------- ------------
Pharmacy
 Benefits
 Management   31,152,732  34,983,224   -10.9% (3,830,492)  30,634,905
Dental         3,282,492   2,704,535    21.4%    577,957    3,249,312
Life           3,122,734   2,579,487    21.1%    543,247    3,039,852
Disability       603,409     513,520    17.5%     89,889      609,587
Behavioral
 Health        7,404,030   7,315,491     1.2%     88,539    7,206,763
             ------------ -----------         ----------- ------------
  Total       45,565,397  48,096,257    -5.3% (2,530,860)  44,740,419
             ============ ===========         =========== ============

(A) Specialty membership as of December 31, 2003 and September 30, 2003 includes 712,861 and 724,782 specialty members, respectively, from the Cobalt acquisition.


WELLPOINT                               Consolidated Income Statements
                                                           (Unaudited)
======================================================================
(In thousands,    Quarter Ended December 31,   Year Ended December 31,
 except earnings
 per share)       ----------------------------------------------------
                       2003(A)       2002       2003(A)        2002(B)
                  ----------------------------------------------------
Revenues:
  Premium revenue  $5,189,693  $4,298,459  $19,156,711    $16,206,161
  Management
   services and
   other revenue      277,454     212,700      944,786        818,375
  Investment
   income              62,387      70,173      258,194        314,004
                  ----------------------------------------------------
                    5,529,534   4,581,332   20,359,691     17,338,540
Operating
 Expenses:
  Health care
   services and
   other benefits   4,149,491   3,526,155   15,428,763     13,211,090
  Selling expense     213,879     183,000      807,675        681,802
  General and
   administrative
   expense            685,765     546,119    2,477,692      2,166,744
                  ----------------------------------------------------
                    5,049,135   4,255,274   18,714,130     16,059,636
                  ----------------------------------------------------

Operating Income      480,399     326,058    1,645,561      1,278,904
  Interest
   expense(C)          12,524      10,966       50,632         66,752
  Other expense, net   15,395      15,113       36,119         55,086
                  ----------------------------------------------------

Income before
 Provision for
 Income Taxes and
 Extraordinary
 Item                 452,480     299,979    1,558,810      1,157,066
  Provision for
   income taxes       180,992     120,003      623,581        462,937
                  ----------------------------------------------------
Income before
 Extraordinary
 Item                 271,488     179,976      935,229        694,129
Extraordinary
 Item:
  Gain from
   negative
   goodwill on
   acquisition              -           -            -          8,950
                  ----------------------------------------------------
Net Income           $271,488    $179,976     $935,229       $703,079
                  ====================================================

Earnings Per Share
  Income before
   Extraordinary
   Item                 $1.79       $1.22        $6.34          $4.81
  Extraordinary
   gain from
   negative
   goodwill on
   acquisition              -           -            -           0.06
                  ----------------------------------------------------
  Net Income            $1.79       $1.22        $6.34          $4.87
                  ====================================================

Earnings Per Share
 Assuming Full
 Dilution
  Income before
   Extraordinary
   Item                 $1.73       $1.18        $6.16          $4.61
  Extraordinary
   gain from
   negative
   goodwill on
   acquisition              -           -            -           0.06
                  ----------------------------------------------------
  Net Income            $1.73       $1.18        $6.16          $4.67
                  ====================================================

Weighted Average
 Number of  Shares
 Outstanding          151,990     147,308      147,500        144,219
                  ====================================================

Weighted Average
 Number of Shares
 Outstanding
 Including Common
 Stock Equivalents    156,785     152,123      151,773        150,850
                  ====================================================

(A) Results of operations for the quarter and year ended December 31, 2003 include three months of Cobalt premium revenue of $358.5 million, management services revenue of $47.6 million, investment income of $4.0 million, health care services and other benefits expense of $299.0 million, selling, general and administrative expense of $82.1 million, interest expense of $0.4 million, other expense of $4.4 million and net income of $14.5 million. The Company acquired Cobalt on September 24, 2003. The transaction was effective as of September 30, 2003 for accounting purposes.

(B) Results of operations for the year ended December 31, 2002 include RightCHOICE operating results from February 1, 2002 to December 31, 2002. The Company acquired RightCHOICE on January 31, 2002.

(C) In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections as of April 2002" ("SFAS No. 145"). With the rescission of FASB Statement No. 4, gains and losses from the extinguishment of debt should be classified as extraordinary items only if they meet the criteria in APB Opinion No. 30. In applying the provisions of APB Opinion No. 30, WellPoint had determined that the extinguishment of debt under its Zero Coupon Convertible Subordinated Debentures did not meet the requirements of unusual or infrequent and therefore would not be included as an extraordinary item with the rescission of FASB Statement No. 4. For the year ended December 31, 2002, WellPoint reclassified an extraordinary loss of $6.3 million, which includes a tax benefit of $2.5 million, to interest expense.


WELLPOINT
======================================================================
Condensed Consolidated Balance Sheets

(In thousands)                               December 31, December 31,
                                                 2003        2002 (a)
                                             ------------ ------------
ASSETS
Current Assets:
      Cash and Investments                    $8,671,302   $6,638,503
      Receivables, net                         1,356,107    1,223,232
      Other current assets                       613,698      518,956
                                             ------------ ------------
          Total Current Assets                10,641,107    8,380,691
Property and equipment, net                      441,936      346,351
Goodwill and intangible assets, net            3,272,162    2,429,232
Long-term investments, at market value           161,784      134,274
Other non-current assets                         271,689      180,083
                                             ------------ ------------
              Total Assets                   $14,788,678  $11,470,631
                                             ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
      Medical claims payable                  $2,747,074   $2,422,331
      Reserves for future policy benefits        129,135       68,907
      Unearned premiums                          629,831      495,508
      Accounts payable and accrued
       expenses                                1,411,391    1,144,662
      Experience rated and other refunds         267,382      251,743
      Income taxes payable                       241,979      140,881
      Security trades pending payable             27,456      428,851
      Other current liabilities                1,626,446      798,966
                                             ------------ ------------
          Total Current Liabilities            7,080,694    5,751,849
      Reserves for future policy benefits,
       non-current                               288,197      214,328
      Long-term debt                           1,238,267    1,011,578
      Other non-current Liabilities              751,571      516,179
                                             ------------ ------------
              Total Liabilities                9,358,729    7,493,934

          Total Stockholders' Equity           5,429,949    3,976,697
                                             ------------ ------------
              Total Liabilities and
               Stockholders' Equity          $14,788,678  $11,470,631
                                             ============ ============

Days in Medical Claims Payable (b) (c)

                                2003
----------------------------------------------------------------------
  December 31     September 30        June 30           March 31
----------------------------------------------------------------------
     60.9             66.8             60.8               60.7

(a) Certain amounts as of December 31, 2002 have been reclassified to conform to the current period presentation.

(b) Days in medical claims payable is a calculation of medical claims payable at the end of the period divided by average health care services and other benefits expense per calendar day for such period.

(c) Excluding Cobalt's medical claims payable of $168.1 million and health care services and other benefits of $299.0 million, days in claims payable would have been 61.6 for the quarter ended December 31, 2003. Excluding Cobalt's medical claims payable of $244.2 million, days in medical claims payable would have been 60.9 for the quarter ended September 30, 2003. Results of operations for the year ended December 31, 2003 include Cobalt operating results from October 1, 2003 to December 31, 2003.


WELLPOINT                          Medical Claims Payable Rollforward
======================================================================

                                         Year Ended December 31,
                                   -----------------------------------
(In thousands)                        2003        2002        2001
                                   ----------- ----------- -----------

Medical claims payable as of
 January 1                         $2,422,331  $1,934,620  $1,566,569

Medical claims reserves from
 businesses acquired during the
 period                               186,520     175,359     258,375

Health care claim expenses incurred
 during period:
   Related to current year         15,543,363  13,338,984   9,422,974
   Related to prior years            (429,166)   (409,941)   (276,531)
                                   ----------- ----------- -----------
Total Incurred                     15,114,197  12,929,043   9,146,443

Health care services payments
 during period:
   Related to current year         13,370,309  11,426,772   8,061,957
   Related to prior years           1,605,665   1,189,919     974,810
                                   ----------- ----------- -----------
Total Payments                     14,975,974  12,616,691   9,036,767


                                   ----------- ----------- -----------
Medical claims payable as of
 December 31                       $2,747,074  $2,422,331  $1,934,620
                                   =========== =========== ===========

    CONTACT: WellPoint Health Networks Inc., Thousand Oaks
             John Cygul, 805-557-6789 (Investors)
             Ken Ferber, 805-557-6794 (Media)